THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED AT ANY TIME DURING THE PERIOD COMMENCING ON THE DATE HEREOF AND ENDING AT 5:00 P.M. (ET) ON FEBRUARY 15, 2025.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 16, 2022.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT").  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE CORPORATION.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THIS WARRANT MAY NOT BE EXERCISED UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.  "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

Number of Warrants: [♦]	Issue Date: February 15, 2022

Certificate No: 2022-02-15-[♦]	Expiry Date: February 15, 2025

WARRANT CERTIFICATE

SALONA GLOBAL MEDICAL DEVICE CORPORATION

For value received, [registered name, registered address] (the "Holder") is the registered holder of that number of warrants (the "Warrants") of Salona Global Medical Device Corporation (the "Corporation") as set forth above, subject to adjustment in accordance with the terms hereof.

1. Glossary. Unless otherwise defined herein, the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings):

(a) "1933 Act" means the United States Securities Act of 1933, as amended;

(b) "Business Day" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Ontario or Del Mar, California are not open for business;

(c) "Capital Reorganization" has the meaning ascribed thereto in Section 8(d);

(d) "Corporation" has the meaning ascribed thereto on the face page of this Warrant Certificate;

(e) "Current Market Price" means, at any date, the weighted average sale price per Share (or any other security in respect of which a determination of Current Market Price is being made) on the principal stock exchange on which the Shares (or any other security in respect of which a determination of Current Market Price is being made) are listed as at such date or, if the Shares (or any other security in respect of which a determination of Current Market Price is being made) are not then listed on any such principal stock exchange, in the over-the-counter market on which the Shares (or any other security in respect of which a determination of Current Market Price is being made) are listed or posted for trading during the 20 consecutive Trading Days ended the trading day prior to the date on which the Current Market Price must be determined; provided that the weighted average sale price will be determined by dividing the aggregate sale price of all Shares (or any other security in respect of which a determination of Current Market Price is being made) sold on the said exchange or, if not listed on said exchange, such market, as the case may be, during the said 20 consecutive Trading Days ended the trading day prior to the date on which the Current Market Price must be determined by the total number of Shares (or any other security in respect of which a determination of Current Market Price is being made) so sold; and provided further that if the Shares (or any other security in respect of which a determination of Current Market Price is being made) are not then listed on any stock exchange or over-the-counter market, then the Current Market Price will be determined by an independent third party valuator selected by the directors of the Corporation, acting reasonably and in good faith and who shall be a nationally recognized investment banking firm having appropriate valuation experience and who is independent of both parties, which determination shall be conclusive; and provided further that if the Shares (or any other security in respect of which a determination of Current Market Price is being made) are listed on more than one stock exchange or quotation system, the Current Market Price shall be calculated on the stock exchange or quotation system on which the volume of transactions for the Shares (or any other security in respect of which a determination of Current Market Price is being made) was the highest during such 20 consecutive Trading Days (provided, for the avoidance of doubt, if the Shares (or any other security in respect of which a determination of Current Market Price is being made) are trading on multiple stock exchanges and one or more quotation systems, such determination shall be made with respect to the stock exchanges on which such securities were trading);

(f) "Equity Shares" means the Shares and shares of any other class or series of the Corporation which may from time to time be authorized for issue if by their terms such shares confer on the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation beyond a fixed sum or a fixed sum plus accrued dividends;

(g) "Exercise Price" means $0.70 per Share or as may be adjusted as per Section 8 or Section 10;

(h) "Expiry Date" means February 15, 2025;

(i) "Expiry Time" means 5:00 pm (Eastern time) on the Expiry Date;

(j) "Holder" has the meaning ascribed thereto on the face page of this Warrant Certificate;

(k) "Issue Date" means February 15, 2022;

(l) "Register" has the meaning ascribed thereto in Section 4;

(m) "Rights Offering" has the meaning ascribed thereto in Section 8(b);

(n) "Rights Period" has the meaning ascribed thereto in Section 8(b);

(o) "Share" has the meaning ascribed thereto in Section 2;

(p) "Share Reorganization" has the meaning ascribed thereto in Section 8(a);

(q) "Special Distribution" has the meaning ascribed thereto in Section 8(c);

(r) "successor corporation" has the meaning ascribed thereto in Section 10(a);

(s) "Trading Day" means a day on which the principal exchange or over-the-counter market, as applicable, is open for trading; and

(t) "Warrants" has the meaning ascribed thereto on the face page of this Warrant Certificate.

2. Warrants.  Each Warrant shall entitle the Holder to purchase one common share in the capital of the Corporation (each a "Share"), at the Exercise Price until the Expiry Time. Subject to the transfer conditions referred to in the legend(s) endorsed hereon and the terms and conditions of this Warrant Certificate, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder, upon surrender of this Warrant Certificate to the Corporation at the address shown on the attached Transfer Form or such other office as may be specified by the Corporation, in a written notice given to the Holder, from time to time, with a properly completed and duly executed assignment in the form attached as Schedule "A" hereto, together with such other documents as the Corporation may reasonably request and funds sufficient to pay any tax or governmental charges that may be imposed with respect to any applicable withholding or the issuance or delivery of the Shares then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant, to any person other than the Holder. Such eligible assignee person includes an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.  Upon such compliance, surrender and delivery and, if required, such payment, the Corporation shall execute and deliver a new Warrant Certificate (or Warrant Certificates, if applicable) in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate evidencing the portion of this Warrant, if any, not so assigned and this Warrant Certificate shall promptly be cancelled.

3. Warrants Exercise Procedure.  The Warrants represented by this Warrant Certificate may be exercised in whole or in part at any time prior to the Expiry Time by surrendering the original of this Warrant Certificate at the offices of the Corporation set out in subsection 21(i) hereof together with a subscription form in the form attached as Schedule "B" hereto duly completed and executed, such additional documents as may be contemplated thereby, and a certified cheque, bank draft or money order in lawful money of Canada in the applicable amount payable to or to the order of the Corporation or by wire transfer as directed by the Corporation.

4. Register of Warrantholders. The Corporation shall cause a register (the "Register") to be kept in which shall be entered the names and addresses of all holders of the Warrants and the number of Warrants held by each of them.  The Corporation may treat the registered holder of any certificate representing Warrants as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

5. Partial Exercise. The Holder may subscribe for and purchase less than the full number of Shares entitled to be subscribed for and purchased hereunder.  In the event that the Holder subscribes for and purchases less than the full number of Shares entitled to be subscribed for and purchased under this Warrant Certificate prior to the Expiry Time, the Corporation shall issue a new Warrant Certificate to the Holder in substantially the same form as this Warrant Certificate with appropriate changes to reflect the unexercised balance of the Warrants.

6. Delivery of Shares.  Within five (5) Business Days of receipt by the Corporation of this Warrant Certificate in accordance with, and the documents and payment noted in, Section 3, the Corporation will cause its transfer agent to deliver a certificate(s) or ownership statements under a direct registration system representing the Shares subscribed for and purchased by the Holder hereunder, and a replacement Warrant Certificate, if any.

7. No Rights of Shareholders.  Nothing contained in this Warrant Certificate shall be construed as conferring upon the Holder any right or interest whatsoever as a holder of Shares of the Corporation or any other right or interest except as herein expressly provided.

8. Adjustment to Exercise Price.  The Exercise Price in effect at any time the Warrants remain outstanding is subject to adjustment from time to time in the events and in the manner provided as follows:

(a) Share Reorganizations- If and whenever at any time after the date hereof and prior to the Expiry Date, the Corporation:

(i) fixes a record date for the issue of, or issues, Shares or securities exchangeable or exercisable for or convertible into Shares to the holders of all or substantially all of the outstanding Shares as a stock dividend, or

(ii) fixes a record date for the distribution to, or makes a distribution to, the holders of all or substantially all of the outstanding Shares payable in Shares or securities exchangeable or exercisable for or convertible into Shares, or

(iii) subdivides, re-divides or changes its outstanding Shares into a greater number of Shares, or reduces, combines or consolidates its outstanding Shares into a smaller number of Shares,

(each such event a "Share Reorganization"), then, in each such event, the Exercise Price will be adjusted effective immediately on the earlier of the effective date or record date for the happening of a Share Reorganization, as the case may be, by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which is the number of Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Share Reorganization and the denominator of which is the number of Shares outstanding immediately after giving effect to such Share Reorganization (including, in the case where securities exchangeable or exercisable for or convertible into Shares are distributed, the number of Shares that would have been outstanding had all such securities been exchanged, exercised or converted into Shares on such effective date or record date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 8(a)(i) or Section 8(a)(ii) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable or exercisable for or convertible into Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the Exercise Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiry. To the extent that the Holder has not exercised its right to subscribe for and purchase Shares on or prior to the record date of such stock dividend or distribution or the effective date of a subdivision or consolidation or reduction, combination or consolidation, as the case may be, upon the exercise of such right thereafter, the Holder shall be entitled to receive and shall accept in lieu of the number of Shares then subscribed for and purchased by the Holder, at the Exercise Price determined in accordance with this Section 8(a), the aggregate number of Shares that the Holder would have been entitled to receive as a result of such Share Reorganization if, on such record date or effective date, as the case may be, the Holder had been the holder of record of the number of Shares so subscribed for and purchased prior to giving effect to such Share Reorganization.

(b) Rights Offerings- If and whenever at any time after the date hereof and prior to the Expiry Date, the Corporation fixes a record date for the issue or distribution of rights, options or warrants to the holders of all or substantially all of its outstanding Shares under which such holders are entitled to subscribe for or purchase Shares or securities exchangeable or exercisable for or convertible into Shares, where:

(i) the right to subscribe for or purchase Shares, or the right to exchange securities for or convert securities into Shares, expires not more than 90 days after the record date of such issuance (the period from the record date to the date of expiry being herein in this Section 8(b) called the "Rights Period"), and

(ii) the cost per Share during the Rights Period (or, in the case of securities exchangeable or exercisable for or convertible into Shares, an exchange, exercise or conversion price per Share) is less than 95% percent of the Current Market Price of the Shares immediately prior to the record date,

(each such event a "Rights Offering"), then the Exercise Price will be adjusted effective immediately after the record date for such Rights Offering to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i) the numerator of which is the aggregate of:

(A) the number of Shares outstanding as of the record date for the Rights Offering; and

(B) a number determined by dividing either:

(1) where the event giving rise to the application of this Section 8(b) was the issue or distribution of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase additional Shares, the product of the maximum number of Shares so offered and the price at which such Shares are offered, or

(2) where the event giving rise to the application of this Section 8(b) was the issue or distribution of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase securities exchangeable or exercisable for or convertible into Shares, the product of the exchange, exercise or conversion price of the securities so offered and the maximum number of Shares for or into which the securities so offered pursuant to the Rights Offering may be exchanged, exercised or converted, as the case may be, by the Current Market Price of the Shares immediately prior to the record date for the Rights Offering; and

(ii) the denominator of which shall be the aggregate of the number of Shares outstanding on such record date and including the number of Shares offered pursuant to the Rights Offering (including, in the case of the issue or distribution of securities exchangeable or exercisable for or convertible into Shares, the number of Shares for or into which such securities may be exchanged, exercised or converted).

Any Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation will be deemed not to be outstanding for the purpose of any such computation.

If by the terms of the rights, options or warrants referred to in this Section 8, there is more than one purchase, conversion or exchange price per Share, the aggregate price of the total number of additional Shares offered for subscription or purchase, or the aggregate conversion, exercise or exchange price of the convertible securities exchangeable so offered, will be calculated for purposes of the adjustment on the basis of (a) the lowest purchase, conversion, exercise or exchange price per Share, as the case may be, if such price is applicable to all Shares which are subject to the rights, options or warrants, and (b) the average purchase, conversion or exchange price per Share, as the case may be, if the applicable price is determined by reference to the number of Shares acquired.

To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 8 as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in this Section 8, the Exercise Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right. To the extent that such Rights Offering is not ultimately so made, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

(c) Special Distributions- If and whenever at any time after the date hereof and prior to the Expiry Time, the Corporation fixes a record date for the issue or the distribution to the holders of all or substantially all its Shares of:

(i) shares of the Corporation of any class other than Shares;

(ii) rights, options or warrants to acquire shares or securities exchangeable for or convertible into shares or property or other assets of the Corporation;

(iii) evidence of indebtedness of the Corporation; or

(iv) any property or other assets of the Corporation;

and if such issue or distribution does not constitute a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Price will be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i) the numerator of which is:

(A) the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares immediately prior to the record date; less

(B) the aggregate fair market value (as determined by a nationally or internationally recognized and independent firm of chartered accountants as may be selected in good faith by action by the directors of the Corporation, and subject to the approval of any stock exchange on which the Shares may then be listed, where required) to the holders of the Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(ii) the denominator of which is the number of Shares outstanding on such record date multiplied by the Current Market Price of the Shares immediately prior to the record date.

Any Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation will be deemed not to be outstanding for the purpose of any such computation. To the extent that such Special Distribution is not ultimately so made, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

(d) Adjustment to Exercisable Securities based on Capital Reorganizations- If and whenever at any time after the date hereof and prior to the Expiry Date there is:

(i) a reclassification or redesignation of the Shares outstanding at any time or change or exchange of the Shares into other shares or other securities or that results in the Shares ceasing to exist or any other capital reorganization, including an arrangement;

(ii) a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change or exchange of the Shares into other shares); or

(iii) a transfer of the undertaking, property, or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity;

(each such event being called a "Capital Reorganization"), the Warrants shall remain outstanding and the Holder, upon exercising any of the Warrants after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Shares to which such Holder was theretofore entitled upon such exercise, the aggregate number of shares or other securities or other property (including cash) which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Shares to which such Holder was theretofore entitled upon exercise of such Warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments will be made in the application of the provisions set forth in this Section 8 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 8 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise hereof.

(e) Adjustment to Exercisable Shares on Certain Events-If at any time after the date hereof and prior to the Expiry Date any adjustment in the Exercise Price shall occur as a result of:

(i) an event referred to in Section 8(a);

(ii) the fixing by the Corporation of a record date for an event referred to in Section 8(b); or

(iii) the fixing by the Corporation of a record date for a Special Distribution referred to in Section 8(c) if such event constitutes the issue or distribution of Equity Shares, or securities exchangeable for or convertible into Equity Shares at an exchange or conversion price per Equity Share less than the Current Market Price immediately prior to the record date or rights, options or warrants to acquire Equity Shares at an exercise, exchange or conversion price per Equity Share less than the Current Market Price immediately prior to the record date;

then, the number of Shares issuable upon the subsequent exercise of any of the Warrants shall be simultaneously adjusted by multiplying the number of Shares issuable upon the exercise of a Warrant immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price. To the extent any adjustment in subscription rights occurs pursuant to this Section 8(e) as a result of a distribution of exchangeable, exercisable or convertible securities referred to in Section 8(a) or as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in Section 8(b), the number of Shares issuable upon exercise of a Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number of Shares which would be issuable based upon the number of Shares actually issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right. To the extent that any adjustment in subscription rights occurs pursuant to this Section 8(e) as a result of the fixing by the Corporation of a record date for the distribution of exchangeable, exercisable or convertible securities or rights, options or warrants referred to in Section 8(c), the number of Shares issuable upon exercise of a Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number which would be issuable pursuant to this Section 8(e) if the fair market value of such securities or such rights, options or warrants had been determined for purposes of the adjustment pursuant to this Section 8(e) on the basis of the number of Shares issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

(f) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Exercise Price, the Corporation shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Corporation of a written request by the Holder, the Corporation shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

9. Rules Regarding Calculation of Adjustment of Exercise Price. The following rules shall apply to the calculation of adjustment of the Exercise Price:

(a) If more than one subsection of Section 8 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of Section 8 so as to result in duplication.

(b) The adjustments provided for in Section 8 are cumulative and will apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such section and will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 8.

(c) If at any time a dispute arises with respect to adjustments provided for in Section 8, such dispute will be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other nationally or internationally recognized and independent firm of chartered accountants as may be selected in good faith by action by the directors of the Corporation and any such determination, where required, will be binding upon the Corporation, the Holder and shareholders of the Corporation, absent manifest error. The Corporation will provide such auditors or accountants with access to all necessary records of the Corporation.

(d) In case the Corporation after the date hereof takes any action affecting the Shares, other than action described in Section 8, which would reasonably be expected to materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Corporation, acting reasonably, but subject in all cases to the approval of any stock exchange on which the Shares may then be listed, where required, and any necessary regulatory approval.

(e) If the Corporation sets a record date to determine the holders of the Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(f) In the absence of a resolution of the directors of the Corporation fixing a record date for a Special Distribution or Rights Offering, the Corporation will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

(g) As a condition precedent to the taking of any action which would require any adjustment to this Warrant Certificate, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as duly authorized, validly issued, fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof free from all taxes, liens and charges created by the Corporation in respect of the issue thereof.

(h) The Corporation will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 8, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(i) The Corporation covenants to and in favour of the Holder that so long as this Warrant Certificate remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in Section 8 and, in each case, such notice must specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 21 days prior to each such applicable record date or effective date.

(j) No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

10. Consolidation and Amalgamation.

(a) In the case of the Corporation entering into a transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation and/or its securities exchanged for the securities of another corporation (herein called a "successor corporation") whether by way of reorganization, reconstruction, consolidation, amalgamation, arrangement, merger, transfer, sale, disposition or otherwise, the successor corporation shall be bound by all of the provisions hereof including the due and punctual performance of all covenants of the Corporation and forthwith following the occurrence of such event, the successor corporation resulting from such reorganization, reconstruction, consolidation, amalgamation, arrangement merger, transfer, sale, disposition or otherwise (if not the Corporation), shall expressly assume, by supplemental certificate satisfactory in form to the Holder, acting reasonably, and executed and delivered by the successor corporation to the Holder, the due and punctual performance and observance of this Warrant Certificate to be performed and observed by the Corporation and these securities and the terms set forth in this Warrant Certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant Certificate.

(b) Whenever the conditions of Section 10(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant Certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

11. Fractional Shares.  To the extent that a Holder is entitled to receive on the exercise or partial exercise of the Warrants hereunder a fraction of a Share, such right may be exercised in respect of such fraction only in combination with another Warrant which in the aggregate will entitle the Holder to receive a whole number of Shares.

12. Legending of Shares.  The Holder understands and acknowledges that the certificate or certificates representing the Shares issued before the date that is four months and one day from the Issue Date upon exercise of the Warrants, shall be impressed with a legend in the following form:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 16, 2022."

13. U.S. Resale Restrictions, Legending of Certificates

(a) Neither the Warrants represented hereby nor the Shares issuable upon exercise of the Warrants have been registered under the 1933 Act or the securities laws of any state of the United States. The Warrants represented hereby may not be exercised in the United States or by or on behalf of a person in the United States or a U.S. person unless exercised pursuant to exemptions from registration under the 1933 Act and all applicable state securities laws. Further, the Shares may not be offered, sold or otherwise transferred in the United States or to or for the account or benefit of a U.S. person or a person in the United States, unless registered under the 1933 Act and applicable state securities laws, or an exemption from registration is available. The terms "United States" and "U.S. person" are as defined in Regulation S under the 1933 Act.

(b) Except as otherwise provided in paragraph (c) below, any certificate or other instrument representing Shares issued upon exercise of this Warrant will bear a legend substantially in the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT").  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE CORPORATION.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS."

If the Holder indicates that the Holder is exercising the Warrants and purchasing the underlying Shares in an offshore transaction pursuant to Rule 903 of Regulation S under the 1933 Act by checking Box (A) of the Warrant Certificate Subscription Form, the following language shall be included as the penultimate sentence of the foregoing legend:

"FURTHERMORE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT."

(c) The legend requirements of paragraph (b) above shall not apply as to any particular Share: (i) when and so long as such security shall have been effectively registered under the 1933 Act and is disposed of pursuant thereto; (ii) when the Corporation shall have received an opinion of counsel of recognized standing in form and substance reasonably acceptable to it that such Share may be sold to the public without registration thereof under the 1933 Act or the securities laws of any applicable states of the United States, it being understood that the Corporation will pay all reasonable costs in connection with such opinion; or (iii) if, at the time of exercise of the Warrants, the Corporation qualifies as a Foreign Private Issuer (as such term is defined in Rule 405 under the 1933 Act) and the Holder indicates that the Holder is exercising the Warrants and purchasing the underlying Shares in an offshore transaction pursuant to Rule 903 of Regulation S under the 1933 Act by checking Box (A) of the Warrant Certificate Subscription Form.

(d) The Corporation has determined that it ceased to qualify as a Foreign Private Issuer (as such term is defined in Rule 405 under the 1933 Act) as of August 31, 2019 (being the last business day of the second fiscal quarter of the fiscal year ended February 29, 2020), and ceased to be eligible to rely on the rules and forms available to Foreign Private Issuers on February 29, 2020. Rule 905 of Regulation S provides in substance that any "restricted securities" that are equity securities of a Domestic Issuer (as such term is defined in Rule 902(e) of Regulation S.) (including an issuer that no longer qualifies as a Foreign Private Issuer) will continue to be deemed to be restricted securities notwithstanding that they were acquired in a resale transaction pursuant to Rule 901 or 904 of Regulation S, and, as interpreted by Staff at the United States Securities and Exchange Commission, Rule 905 applies to equity securities that, at the time of issuance were those of a Domestic Issuer. By operation of Rule 905 of Regulation S, any Securities that are resold outside the United States in compliance with the requirements of Rule 901 or Rule 904 of Regulation S will continue to be "restricted securities" and will continue to be subject to the requirement that they be represented by a physical certificate or other instrument imprinted with a U.S. restrictive legend.

(e) The Corporation has previously been an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, with the result that Rule 144 under the U.S. Securities Act will only be available for resales of the Warrants or Shares issued upon the exercise of the Warrants if all of the conditions prescribed by Rule 144(i) under the U.S. Securities Act are satisfied at the time of the resale transaction, and (ii) the Corporation is not obligated to make Rule 144 under the U.S. Securities Act available for resales of the Warrants or Shares issued upon the exercise of the Warrants.

14. Change; Waiver.  Subject to the approval of the TSX Venture Exchange (or such other stock exchange on which the Shares are listed or posted for trading), the provisions of these Warrants may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Corporation and the Holder.

15. No Obligation to Purchase.  Nothing herein contained or done pursuant hereto shall obligate the Holder to purchase or pay for or the Corporation to issue any Shares except those Shares in respect of which the Holder shall have exercised its right to purchase in the manner provided hereunder.

16. Shares to be Reserved.

(a) The Corporation covenants that (i) so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Shares to satisfy the right of purchase provided for herein should the Holder determine to exercise its rights in respect of all the Shares available for purchase and issuance under outstanding Warrants, and (ii) all Shares which shall be issued upon the due exercise of the Holder's right pursuant to the provisions hereof, be duly authorized, validly issued, fully paid and non-assessable common shares in the capital of the Corporation and free from all taxes, liens and charges created by the Corporation in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Corporation will take all such reasonable action as may be necessary to ensure that such Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the TSX Venture Exchange or such other stock exchange on which the Shares may then be listed, other than as a result of misrepresentations by the Holder.

(b) Except and to the extent as waived or consented to by the Holder, the Corporation shall not take any action with the intention of avoiding the observance or performance of any of the terms of this Warrant Certificate, and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant Certificate against impairment.  Without limiting the generality of the foregoing, the Corporation will (i) take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable Shares upon the exercise of this Warrant Certificate and (ii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Corporation to perform its obligations under this Warrant Certificate.

(c) Before taking any action which would result in an adjustment in the number of Shares for which this Warrant Certificate is exercisable, the Corporation shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

17. Lost Certificate.  The Corporation covenants that upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant Certificate, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant, if mutilated, the Corporation will make and deliver a new Warrant Certificate of like tenor and dated as of such cancellation, in lieu of such Warrant.

18. Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. Without limiting any other provision of this Warrant Certificate, if the Corporation willfully and knowingly fails to comply with any provision of this Warrant Certificate, which results in any material damages to the Holder, the Corporation shall pay to the Holder such amounts as shall be sufficient to cover any reasonable costs and expenses including, but not limited to, reasonable legal fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

19. Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant Certificate to purchase Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Shares or as a shareholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

20. Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant Certificate.  The Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant Certificate and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

21. General.

(a) The headings in this Warrant Certificate are for reference only and do not constitute terms of the Warrant Certificate.

(b) Whenever the singular or masculine is used in this Warrant Certificate the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

(c) Subject to applicable securities laws, this Warrant Certificate and the rights and obligations evidenced hereby shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that it shall not be assigned by the Corporation without the prior consent of the Holder, which shall not be unreasonably withheld or delayed. The provisions of this Warrant Certificate are intended to be for the benefit of any Holder from time to time of this Warrant Certificate and shall be enforceable by the Holder.

(d) This Warrant Certificate may be modified or amended or the provisions hereof waived with the written consent of the Corporation and the Holder.

(e) Wherever possible, each provision of this Warrant Certificate shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Certificate shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant Certificate.

(f) Time shall be of the essence of this Warrant Certificate.

(g) This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without reference to its principles governing the choice or conflict of laws.  The Corporation and the Holder hereby irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of Ontario, with respect to any dispute related to or arising from this Warrant Certificate.

(h) All references herein to monetary amounts are references to lawful money of Canada.

(i) If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(j) This Warrant Certificate may be delivered by electronic transmission in PDF, or other legally permissible electronic signature, and in such cases will be deemed to be an original, and all of which together will be deemed to be one and the same document.

(k) All notices or other communications to be given to the Holder by the Corporation under this Warrant Certificate shall be delivered by hand, courier, ordinary prepaid mail, or electronic mail and, if delivered by hand, shall be deemed to have been given on the delivery date, if delivered by ordinary prepaid mail shall be deemed to have been given on the fifth day following the delivery date and, if sent by electronic mail, on the date of transmission if sent before 5:00 p.m. (local time where the notice is received) on a Business Day or, if such day is not a Business Day, on the first Business Day following the date of transmission.

Notices to the Holder shall be addressed to the address of the Holder set out in this Warrant Certificate.

Notices to the Corporation shall be addressed to:

Salona Global Medical Device Corporation
3330 Caminito Daniella

Del Mar, California, 92014

Attn:  Chief Financial Officer

Email:  info@salonaglobal.com

Each of the Corporation and the Holder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer on ___________________, 2022.

SALONA GLOBAL MEDICAL DEVICE CORPORATION By: ______________________________________________ Authorized Signatory

The digital signature above shall be deemed to constitute an original signature to this Warrant Certificate.

SCHEDULE "A"

TRANSFER FORM

TO: SALONA GLOBAL MEDICAL DEVICE CORPORATION (the "Corporation")

FOR VALUE RECEIVED, the undersigned (the "Transferor") hereby sells, assigns and transfers to ______________________(name) (the "Transferee"), ______________________________________________ (address),

___________ Warrants of the Corporation registered in the name of the undersigned represented by the Warrant Certificate attached and irrevocably appoints ________________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

Unless there is an effective registration statement registering the Warrants for re-sale under the United States Securities Act of 1933, as amended (the "1933 Act") and all applicable state securities laws, the undersigned hereby certifies that (check one):

☐ (a) the transfer of these securities is not being made to, and the offer of these securities was not made to or for the account or benefit of, and the person named above is not (i) a U.S. person, or (ii) a person in the United States; OR

☐ (b) if the Transferee is (i) a U.S. person, (ii) a person in the United States, or (iii) any person who is acting for the account or benefit of a U.S. person or a person in the United States, the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the 1933 Act and the securities laws of all applicable states of the United States, in which case the Transferor has delivered or caused to be delivered a written opinion of United States legal counsel of recognized standing in form and substance reasonably acceptable to the Corporation to the effect that the transfer of the Warrants is exempt from the registration requirements of the 1933 Act, it being understood that the Corporation will pay all reasonable costs in connection with such opinion.

It is understood that the Corporation may require additional evidence necessary to verify the foregoing.

"U.S. person" and "United States" have the respective meanings assigned in Regulation S under the 1933 Act.

DATED this _____ day of _____________________,             .

Per:________________________________________

Name:______________________________________

Address:____________________________________

Title:_______________________________________

Phone:______________________________________

Email Address: ______________________________

Instructions for Transfer:

1. The signature of the registered holder must be signature guaranteed by a Canadian chartered bank, Medallion Guarantee or other entity acceptable to the Trustee.

2. If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

SCHEDULE "B"

WARRANT CERTIFICATE SUBSCRIPTION FORM

TO: SALONA GLOBAL MEDICAL DEVICE CORPORATION (the "Corporation")

Capitalized terms used herein have the meanings ascribed thereto in the warrant certificate (the "Warrant Certificate") attached hereto. The undersigned Holder hereby irrevocably elects to exercise the Warrants granted by the Corporation pursuant to the Warrant Certificate for the number of Shares (or other property or securities contemplated in the Warrant Certificate) as set forth below:

(a) Number of Shares to be acquired                   ______________________

(b) Exercise Price (per Share) $_____________________

(c) Aggregate Exercise Price $_____________________

The Holder hereby tenders a certified cheque, bank draft or cash for such aggregate Subscription Price and directs the Shares to be registered and certificates therefor to be issued as directed below. The undersigned hereby represents, warrants and certifies as follows (one of the following must be checked):

(A) ☐ The undersigned (i) is not in the United States or acting for the account or benefit of a person in the United States, (ii) is not, and is not exercising the Warrants for the account or benefit of, a "U.S. person", (iii) did not execute or deliver this exercise form in the United States, and (iv) has in all other aspects complied with the terms of Regulation S of the United States Securities Act of 1933, as amended the ("1933 Act") or any successor rule or regulation of the United States Securities and Exchange Commission in effect; or

(B) ☐ The undersigned is tendering with this exercise form a written opinion of counsel of recognized standing in form and substance reasonably acceptable to the Corporation to the effect that the Shares to be delivered upon exercise of the Warrants are exempt from the registration requirements of the 1933 Act and the securities laws of all applicable states of the United States, it being understood that the Corporation will pay all reasonable costs in connection with such opinion.

(C) ☐ The Warrants and the Shares to be delivered upon exercise of the Warrants have been registered under the 1933 Act and the securities laws of all applicable states of the United States.

The term "U.S. person" is as defined in Regulation S under the 1933 Act and includes, but is not limited to, any natural person resident in the United States and any partnership or corporation organized or incorporated under the laws of the United States. "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

If any Shares represented by this Warrant Certificate are not being exercised, a new Warrant Certificate will be issued and delivered with the Share certificate(s) or ownership statements under a direct registration system, as the case may be.

Please issue and deliver a certificate or ownership statements under a direct registration system for the Shares being purchased registered as follows:

NAME OF REGSITERED HOLDER:
(please print)

ADDRESS OF REGSITERED HOLDER:

DELIVERY (E-MAIL):

INSTRUCTIONS:

1. The registered holder of a Warrant may exercise its right to acquire Shares by completing and surrendering this Subscription Form and the Warrant Certificate representing the Warrants being converted to the Corporation, together with the aggregate amount of the Exercise Price for the Shares as provided for in the Warrant Certificate.  Certificates representing the Shares to be acquired on exercise will be sent by to the address(es) above within five Business Days after the receipt of all required documentation, subject to the terms of the Warrant Certificate.

2. If this Subscription Form indicates that the Shares are to be issued to a person or persons other than the registered holder of the Warrants to be converted: (i) the signature of the registered holder on this Subscription Form must be medallion guaranteed by an authorized officer of a chartered bank, trust corporation or an investment dealer who is a member of a recognized stock exchange, and (ii) the registered holder must pay to the Corporation all applicable taxes and other duties.

3. If this Subscription Form is signed by a trustee, executor, administrator, custodian, guardian, attorney, officer of a corporation or any other person acting in a fiduciary or representative capacity, this Subscription Form must be accompanied by evidence of authority to sign satisfactory to the Corporation.

DATED this _______ day of __________________________________, ___________________.

____________________________________________ (Signature)
____________________________________________ Signature of Witness [Please Note Instruction 2] ____________________________________________ Print name of Witness	) ) ) ) ) ) ) ) ) ) ) ) ) ) )

____________________________________________
Signature of registered holder or Signatory thereof

____________________________________________
If applicable, print Name and Office of Signatory

____________________________________________
Print Name of registered holder as on certificate

____________________________________________
Street Address

____________________________________________
City, Province/State and Postal/ZIP Code